UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2015

JUNIPER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10352	59-2758596
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Liberty Square Boston, Massachusetts	02109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 639-1500

Columbia Laboratories, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2015, the Board of Directors of Juniper Pharmaceuticals, Inc. (formerly known as Columbia Laboratories, Inc.) (the “Company”) appointed Dr. Nikin Patel, age 42, as the Company’s new Chief Operating Officer, effective immediately. Dr. Patel is the founding Chief Executive Officer of Juniper Pharma Services (“Juniper Pharma”) (formerly known as Molecular Profiles, Ltd.) and has held this position since October 1998. Dr. Patel has also been a director of the Company since September 2013, when Juniper Pharma was acquired by the Company. Dr. Patel holds a first class honours degree and Ph.D. in Pharmacy from the University of Nottingham, and is a member of the Royal Pharmaceutical Society (MRPharmS). In addition to serving as a director of the Company, Dr. Patel is currently a director of Regentec Ltd. (regenerative medicine), a position he has held since 2001.

Item 8.01.	Other Events.

On April 2, 2015, the Company announced that it would change its name to Juniper Pharmaceuticals, Inc. and change its NASDAQ ticker symbol from “CBRX” to “JNP.” The name change became effective on April 10, 2015. The Company’s common stock began trading under the new ticker symbol on April 13, 2015.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUNIPER PHARMACEUTICALS, INC.

By:	/s/ George O. Elston
Name:	George O. Elston
Title:	Chief Financial Officer

Date: April 13, 2015